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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2016

JPX GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54793	26-2801338
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9864 E Grand River, Ste 110-301 Brighton, Michigan		48116
(Address of Principal Executive Offices)		(Zip Code)

______________________________________________________________________________________________________________________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On July 22, 2016, JPX Global, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) in connection with the issuance of a convertible promissory note (“Note”) in the aggregate principal amount of $166,000. The Note matures on April 22, 2017 (the “Maturity Date”), and bears interest at the rate of 10% per annum. The Note may be prepaid at graduated rates from 125% to 150% for the first 180 days. After 180 days the Note may not be prepaid. The Note, together with all interest as accrued, is convertible into shares of the Company’s common stock at a 45% discount to the lowest trading price in the previous twenty-five days. The SPA and the Note contain representations, warranties, conditions, restrictions, and covenants of the Company that are customary in such transactions with smaller companies.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 22, 2016, the Company executed the SPA and issued the Note as described in Item 1.01 above. The Note may be accelerated by the holder in the event of default and the rate of interest on the Note will increase to 24% per annum, retroactive to the date of issuance. In addition, the amount due and payable under the Note (and, consequently, the number of shares of common stock convertible thereunto) may be increased to 150% of the principal amount of the Note, plus default interest as accrued thereon, in the event of default. The Note is a direct financial obligation of the Company and is considered a current liability of the Company for accounting purposes.

Item 3.02 Unregistered Sales of Equity Securities.

On July 22, 2016, the Company issued a Note convertible into equity securities of the Company as described in Item 1.01 above. The purchaser of the Note was an “accredited investor” as such term is defined by rules promulgated by the Securities and Exchange Commission (“SEC”). No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of shares pursuant to the Acquisition was exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Securities Purchase Agreement dated July 22, 2016 between JPX Global, Inc. and Auctus Fund, LLC

10.2 Convertible Promissory Note issued by JPX Global, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPX Global, Inc.

Date: August 15, 2016	By: /s/ James P. Foran
James P. Foran
Chief Executive Officer